Exhibit K-7


         Market Share for Gas Companies in Illinois and Bordering States
                 (Companies Listed in Order of Customers Served)
--------------------------------------------------------------------------------

                              [Vertical Bar Chart]

X-axis (bottom of chart):

         Columbia Energy Group, Inc.
         Nicor, Inc.
         Southern Union Co.
         Peoples Energy Corp.
         UtiliCorp United, Inc.
         NIPSCO Industries, Inc.
         MidAmerican Energy Holdings Co.
         Wicor, Inc.
         Atmos Energy Corp.
         Indiana Energy, Inc.
         Cinergy Corp.
         Northern States Power Co.
         Illinova Corp.
         Alliant Energy Corp.
         Ameren Corp.
         LG&E Energy Corp.
         WPS Resources Corp.
         Cilcorp, Inc.
         Madison Gas & Electric Co.
         Everyone else

Y-axis (left side of chart): Market Share Percentages (listed in increments of 2 percent between and including 0 and 20 percent)

[Bar Chart lists market shares for gas companies in Illinois and Bordering States in terms of assets, revenues and number of customers. The companies are listed in the order of customers served as provided below. Assets, revenues and customers are represented by green, violet and red bars, respectively.]


               Market Shares for Gas Companies in Illinois and Bordering States
                                 Companies Sorted by Revenue

Holding Company                               Revenue      Rank     Share of    Cumulative Share
                                          (millions of $)            Total
-----------------------------------------------------------------------------------------------
Columbia Energy Group, Inc.                         2,282   1             18.6%          18.6%
Nicor, Inc.                                         1,731   2             14.1%          32.6%
Peoples Energy Corp.                                1,238   3             10.1%          42.7%
Southern Union Co.                                    882   4              7.2%          49.9%
NIPSCO Industries, Inc.                               772   5              6.3%          56.1%
Wicor, Inc.                                           537   6              4.4%          60.5%
MidAmerican Energy Holdings Co.                       536   7              4.4%          64.9%
Indiana Energy, Inc.                                  528   8              4.3%          69.2%
Northern States Power Co.                             505   9              4.1%          73.3%
Atmos Energy Corp.                                    502   10             4.1%          77.3%
Cinergy Corp.                                         496   11             4.0%          81.4%
Alliant Energy Corp.                                  408   12             3.3%          84.7%
Illinova Corp.                                        354   13             2.9%          87.6%
UtiliCorp United, Inc.                                276   14             2.2%          89.8%
Ameren Corp.                                          250   15             2.0%          91.8%
LG&E Energy Corp.                                     231   16             1.9%          93.7%

Cilcorp, Inc.                                         219   17             1.8%          95.5%

WPS Resources Corp.                                   211   18             1.7%          97.2%
Madison Gas & Electric Co.                            108   19             0.9%          98.1%
SIGCORP, Inc.                                          86   20             0.7%          98.8%
Wisconsin Fuel & Light Co.                             51   21             0.4%          99.2%
Delta Natural Gas Co., Inc.                            39   22             0.3%          99.5%
Minnesota Power, Inc.                                  14   23             0.1%          99.6%
Midwest Bottle Gas Co.                                  9   24             0.1%          99.7%
Illinois Gas Co.                                        9   25             0.1%          99.8%
St. Joseph Light & Power Co.                            6   26             0.0%          99.8%
Consumers Gas Co.                                       5   27             0.0%          99.9%
Master Gas Service Co.                                  4   28             0.0%          99.9%
St. Croix Valley Natural Gas Co., Inc.                  4   29             0.0%          99.9%
Indiana Utilities Corp.                                 3   30             0.0%         100.0%
Mount Carmel Public Utility Co.                         3   31             0.0%         100.0%
Natural Gas, Inc.                                       2   32             0.0%         100.0%
Fidelity Natural Gas, Inc.                              1   33             0.0%         100.0%

Total                                              12,299


               Market Shares for Gas Companies in Illinois and Bordering States
                                  Companies Sorted by Assets

Holding Company                               Assets       Rank     Share of    Cumulative Share
                                          (millions of $)            Total
-----------------------------------------------------------------------------------------------
Nicor, Inc.                                         2,956   1             15.8%          15.8%
Columbia Energy Group, Inc.                         2,424   2             13.0%          28.8%
Peoples Energy Corp.                                2,083   3             11.2%          40.0%
Southern Union Co.                                  1,518   4              8.1%          48.1%
NIPSCO Industries, Inc.                             1,230   5              6.6%          54.7%
UtiliCorp United, Inc.                                954   6              5.1%          59.8%
Indiana Energy, Inc.                                  847   7              4.5%          64.4%
Wicor, Inc.                                           787   8              4.2%          68.6%
MidAmerican Energy Holdings Co.                       769   9              4.1%          72.7%
Cinergy Corp.                                         739   10             4.0%          76.6%
Atmos Energy Corp.                                    684   11             3.7%          80.3%
Illinova Corp.                                        634   12             3.4%          83.7%
Northern States Power Co.                             608   13             3.3%          87.0%
Alliant Energy Corp.                                  495   14             2.7%          89.6%
Ameren Corp.                                          447   15             2.4%          92.0%

Cilcorp, Inc.                                         383   16             2.1%          94.1%

LG&E Energy Corp.                                     335   17             1.8%          95.9%
WPS Resources Corp.                                   231   18             1.2%          97.1%
Madison Gas & Electric Co.                            167   19             0.9%          98.0%
SIGCORP, Inc.                                         134   20             0.7%          98.7%
Delta Natural Gas Co., Inc.                           106   21             0.6%          99.3%
Wisconsin Fuel & Light Co.                             57   22             0.3%          99.6%
Midwest Bottle Gas Co.                                 15   23             0.1%          99.7%
Minnesota Power, Inc.                                  14   24             0.1%          99.7%
Illinois Gas Co.                                       12   25             0.1%          99.8%
St. Joseph Light & Power Co.                            7   26             0.0%          99.8%
Consumers Gas Co.                                       6   27             0.0%          99.9%
Fidelity Natural Gas, Inc.                              5   28             0.0%          99.9%
Master Gas Service Co.                                  5   29             0.0%          99.9%
Indiana Utilities Corp.                                 4   30             0.0%          99.9%
Mount Carmel Public Utility Co.                         4   31             0.0%         100.0%
St. Croix Valley Natural Gas Co., Inc.                  4   32             0.0%         100.0%
Natural Gas, Inc.                                       2   33             0.0%         100.0%

Total                                              18,665


              Market Shares for Gas Companies in Illinois and Bordering States
                          Companies Sorted by Number of Customers

Holding Company                             Customers     Rank     Share of    Cumulative Share
                                           (thousands)              Total
---------------------------------------------------------------------------------------------
Columbia Energy Group, Inc.                        1,940   1             15.7%         15.7%
Nicor, Inc.                                        1,848   2             15.0%         30.7%
Southern Union Co.                                   988   3              8.0%         38.7%
Peoples Energy Corp.                                 963   4              7.8%         46.5%
UtiliCorp United, Inc.                               786   5              6.4%         52.9%
NIPSCO Industries, Inc.                              688   6              5.6%         58.5%
MidAmerican Energy Holdings Co.                      612   7              5.0%         63.4%
Wicor, Inc.                                          513   8              4.2%         67.6%
Atmos Energy Corp.                                   501   9              4.1%         71.7%
Indiana Energy, Inc.                                 477   10             3.9%         75.5%
Cinergy Corp.                                        453   11             3.7%         79.2%
Northern States Power Co.                            443   12             3.6%         82.8%
Illinova Corp.                                       394   13             3.2%         86.0%
Alliant Energy Corp.                                 380   14             3.1%         89.1%
Ameren Corp.                                         294   15             2.4%         91.4%
LG&E Energy Corp.                                    281   16             2.3%         93.7%
WPS Resources Corp.                                  218   17             1.8%         95.5%

Cilcorp, Inc.                                        200   18             1.6%         97.1%

Madison Gas & Electric Co.                           106   19             0.9%         98.0%
SIGCORP, Inc.                                        106   20             0.9%         98.8%
Wisconsin Fuel & Light Co.                            48   21             0.4%         99.2%
Delta Natural Gas Co., Inc.                           37   22             0.3%         99.5%
Minnesota Power, Inc.                                 11   23             0.1%         99.6%
Illinois Gas Co.                                      10   24             0.1%         99.7%
Midwest Bottle Gas Co.                                10   25             0.1%         99.8%
St. Joseph Light & Power Co.                           6   26             0.1%         99.8%
Consumers Gas Co.                                      6   27             0.0%         99.9%
St. Croix Valley Natural Gas Co., Inc.                 5   28             0.0%         99.9%
Master Gas Service Co.                                 4   29             0.0%         99.9%
Mount Carmel Public Utility Co.                        4   30             0.0%        100.0%
Indiana Utilities Corp.                                2   31             0.0%        100.0%
Natural Gas, Inc.                                      2   32             0.0%        100.0%

Total                                             12,335